Exhibit 10.4
CHS ANNUAL VARIABLE PAY PLAN
MASTER PLAN DOCUMENT

PLAN PURPOSE
The purpose of the CHS Annual Variable Pay Plan (the Plan) is to provide a direct financial incentive for eligible employees (each a “Participant”) who contribute to the achievement of company and business unit financial goals, as well as individual employee performance goals that are aligned with organizational priorities and CHS Leadership Expectations.
The objectives of this Plan are to:

•	Drive strong business performance and reward Participants for achieving goals relevant to the business

•	Emphasize shared ownership of enterprise and business unit initiatives, and reward for the achievement of collective results through collaborative work efforts

•	Create a line of sight for Participants to see how their actions contribute to the achievement of company goals

•	Reward goal achievement that is competitive with compensation in the external market and aligns with organizational and market best practices

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PERFORMANCE PERIOD
Each performance period for the Plan (“Performance Period”) will be a CHS fiscal year, currently September 1 through August 31. A new Performance Period begins each fiscal year.

PLAN TRIGGER
Except as may be expressly determined for any Performance Period, the Threshold Return on Adjusted Equity (ROAE) Performance, as identified in the Plan Appendix, must be met in order for all or a portion of award compensation to be earned under the Plan.

•	If the company Threshold ROAE Performance is attained, then compensation earned under all Plan components, including enterprise, business unit and individual goals, are calculated independently.

•	If company Threshold ROAE Performance is not achieved, the following will occur:

◦	Corporate participants’ opportunity for earned award is zero for all plan components.

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Business unit participants’ opportunity for earned award is zero for all plan components unless the business unit ROA goal is achieved at target level or higher. If the business unit target ROA performance is achieved, the company ROAE and Individual components earned award is zero, and award compensation is earned only for the performance achieved at the business unit ROA target level or higher for the ROA component.

Company ROAE and business unit ROA goals are defined in the following Plan Goals section and Plan Appendix A.

PLAN GOALS
Corporate functions and business units have predetermined goals and weightings which include CHS ROAE, CHS or business unit Return on Assets (ROA), and individual goals.
The President and Chief Executive Officer (CEO) and the Chief Financial Officer (CFO) establish, and the CHS Board of Directors approves, the Threshold, Target and Maximum ROAE and ROA Performance Targets at the corporate level for each Performance Period established pursuant to the Plan. Business unit ROA goals are determined by the CEO and CFO in collaboration with senior finance and business unit leaders. The ROAE and ROA performance targets for each such Performance Period are measured only over the entire Performance Period.

Compensation for any Performance Period is earned as a percent of the Target award, and is mathematically interpolated when performance results occur between the three financial Performance Targets.

Financial Performance Targets	Description	Award as % of Target
Maximum	Maximum Performance Goal	200%
Target	Targeted Performance Goal	100%
Threshold	Minimum Performance Goal	50%

The company ROAE and business unit ROA Performance Targets are published in Plan Appendix A after the beginning of each new Performance Period.
Goals are weighted based on 1) whether Participants are in a corporate function or a business unit, and 2) the level of direct impact Participants’ roles have on ROAE and/or in decision making and implementation of working capital and other asset (ROA) optimization actions, and is further defined in a Plan Appendix for the Performance Period. The table below illustrates goal weightings by employee group.

Employee Group	ROAE	ROA	Individual
Corporate Leadership	60%	20%	20%
Corporate Contributors	60%	10%	30%
Business Unit Leadership	20%	60%	20%
Business Unit Contributors	10%	60%	30%

ROAE is measured at the enterprise level for corporate and business unit Participants, ROA is measured at the enterprise level for corporate Participants, and at the business unit level, as determined by the CEO and CFO in collaboration with senior finance and business unit leaders, for business unit Participants. ROAE and ROA goals are communicated to business unit leaders and Participants by Finance. Individual goals are determined by the Participant’s manager and the Participant.

AWARD METHODOLOGY
Each Participant’s variable pay award opportunity pursuant to the Plan for any Plan Period (Potential Award) varies by grade level and/or position, and is expressed as a percent of base pay. The Company can vary a Participant’s potential award by grade level and/or position at the sole discretion of the Plan Administrators. For salaried employees, the base pay used to establish the potential award is the employee’s base salary at the end of the Performance Period (August 31). For hourly employees, the base pay used to establish the potential award is actual earnings during the Performance Period, to include base pay and overtime earnings.
Award opportunity and calculation examples are included in Plan Appendix A.

AWARD PAYMENT
Actual compensation earned under the Plan for any Performance Period is determined, approved and issued as soon as administratively feasible following the close of the Performance Period. No compensation shall be deemed earned under the Plan until after approval by the CHS Board of Directors. Awards can be modified or terminated without Participant consent for any reason up until the CHS Board of Directors approves the amounts earned under the awards. Once such amounts are approved, the awards cannot be modified or terminated, except as is expressly provided in the Plan under General Provisions, Non-Recurring Events. In all cases, any compensation earned under the Plan shall be paid no later than November 30 following the Performance Period for which it was earned. Compensation paid under the Plan is paid through the same process as the Participant’s paycheck. All payments are subject to appropriate withholdings.

ADMINISTRATION
The CFO and Chief Human Resources Officer administer the Plan (each a Plan Administrator). The Plan Administrators, along with the CEO, are authorized to make all decisions as required in the administration of the Plan and to exercise their discretion to define, interpret, construe and apply Plan provisions, approve, administer, withdraw, and make any exceptions to the terms of the Plan. Any adjustments to the Plan based on extraordinary business conditions requires CHS Board of Directors and CFO approval at the company level, and CEO and CFO approval at the business unit level.

ELIGIBILITY

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Participants must be employed by the company in an eligible non-union position, categorized as a full-time or part-time regularly scheduled employee at the end of the Performance Period or have a status change during the Performance Period, as defined in the table below. Employees who cease being employed after the end of the Performance Period and before the actual payment date will be paid any compensation earned under the Plan for that Performance Period.

•	Participants must have a hire or transfer date to an eligible position on or before June 1 of the Performance Period.

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Participants who become eligible during the Performance Period will earn and be paid prorated compensation, based on the number of days worked in an eligible position during the Performance Period, divided by 365.

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Participant awards may be prorated based on changes in compensation or role during the Performance Period, at the sole discretion of the Participant’s manager and the business unit Human Resources Director.

•	Participants must actively work a minimum of 30 days during the Performance Period to be eligible to earn compensation under the Plan for that Performance Period.

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Employees who are eligible to earn variable compensation through any other bonus, commission or incentive plan are not eligible to participate in the Plan and will not be a Participant for purposes of this Plan, unless approved by the Plan Administrators.

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Participants may forfeit their eligibility to earn compensation under the Plan for any Performance Period if it is determined that they have failed to meet job performance criteria and standards, which includes but is not limited to documented performance issues, or that they have committed acts of misconduct, dishonesty or violation of CHS policies and procedures. Forfeiture of eligibility must be approved by the business unit Human Resources Director and Compensation Director.

See Eligibility Status chart on following page.

The following status table outlines eligibility status criteria and how compensation earned under the Plan is prorated when a change in status occurs during the Performance Period:

Status Category	Period of Time Included	Period of Time Excluded
Deceased	Days actually worked	Days beyond last day worked
Full Time	Days actually worked	Days of ineligible status
Leave of Absence	First 90 days (discretionary, requires Human Resources approval)	Days beyond 90 days
Long-Term Disability	Days actually worked	Days on LTD
Military Leave	First 90 days	Days beyond 90 days
Part Time	Days actually worked	Days of ineligible status
Position Elimination	Days actually worked if employee has worked 90 days	Days beyond last day worked
Retirement as defined by the CHS Retirement Plan rules	Days actually worked	Days beyond last day worked
Separation from employment and return to employment during Performance Period	Days actually worked before and after separation if employee returns before 90 days	Days actually worked prior to and during separation if employee returns after 90 days
Short-Term Disability (including FMLA)	First 90 days	Days beyond 90 days
Temp/Seasonal	Not eligible	Days as Temp/Seasonal
Worker’s Compensation	First 90 days	Days beyond 90 days

* This plan document applies to eligible U.S. employees and expatriates. Plan documents are customized by region for eligible international Participants.
* Primary eligibility for the Plan is defined by business unit and position. Groups of employees that are not eligible for the Plan after consideration of the eligibility rules above include: Energy Certified Energy Specialists; Energy Transportation and Distribution Drivers; Energy Zip Trip store employees; Business Solutions commissioned sales employees; Production Incentive eligible employees; Ag Associates; Country Operations employees below the Vice President level with location codes outside of Inver Grove Heights. This list can be changed at any time by the Plan Administrators.

GENERAL PROVISIONS
CHS reserves the right to change or cancel this plan at any time. This document does not intend to create an employment contract or provide a guarantee of continued employment. Contact your manager or HR Business Partner for more information on the CHS Annual Variable Pay Plan. There is no vested right to any payment prior to the award determination and the CHS Annual Variable Pay Plan does not give rise to any vested right to future payments.
Non-Recurring Events
Non-recurring business events, which have a substantial impact on CHS financial results during the Plan Period, may be excluded from the calculations for determining awards. Such events could include major gains or losses from acquisitions (including planned short-term losses), divestitures, lawsuits, significant business write-offs, casualty losses or sale of assets.
Clawback or Recoupment
All awards under this Plan shall be subject to recovery or the penalties pursuant to any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable stock exchange listing rule adopted Pursuant thereto.